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Exhibit 10.31

SCIELE PHARMA, INC.

EXECUTIVES' COMPENSATION FOR 2007 SUMMARY SHEET

Name	Position(2)	Year	Base Salary		Targeted Bonus
Patrick Fourteau	Chief Executive Officer	2007 2008	$ $	375,000 397,500	$ $	375,000 397,500
Darrell Borne	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2007 2008	$ $	280,000 297,000	$ $	210,000 148,500
Ed Schutter	President and Chief Operating Officer	2007 2008	$ $	280,000 325,000	$ $	125,000 260,000
Larry Dillaha	Executive Vice President, Chief Medical Officer	2007 2008	$ $	240,000 260,000	$ $	120,000 130,000
Leslie Zacks	Executive Vice President of Legal and Compliance	2007 2008	$ $	250,000 260,000	$ $	125,000 130,000

(1)
The target bonus in discretionary and actual amounts paid may be more or less. In 2007, Fourteau, Borne, Schutter, Dillaha, and Zacks were paid bonuses of $375,000, $196,000, $175,000, $120,000, $125,000, respectively.

(2)
All executives have been granted Restricted Shares by the Company. The Restricted Shares vest under the Company's annual vesting policy of 25% annum unless granted under an incentive based award plan. As of December 31, 2007, Fourteau, Borne, Schutter, Dillaha, and Zacks had vested and unvested shares of 779,250, 287,250, 110,750, 72,500, and 126,375, respectively.

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  Exhibit 10.31
SCIELE PHARMA, INC. EXECUTIVES' COMPENSATION FOR 2007 SUMMARY SHEET